Exhibit 99.(d)(xxiii)

Expense Limitation Agreement

This Expense Limitation Agreement (the “Agreement”) is made and entered into this 3rd day of February, 2021 between Lord, Abbett & Co. LLC (“Lord Abbett”), Lord Abbett Distributor LLC (“Lord Abbett Distributor”), and Lord Abbett Securities Trust (the “Trust”) with respect to Lord Abbett Durable Growth Fund (“Durable Growth Fund”), Lord Abbett Focused Growth Fund (“Focused Growth Fund”), Lord Abbett Focused Large Cap Value Fund (“Focused Large Cap Value Fund”), Lord Abbett Focused Small Cap Value Fund (“Focused Small Cap Value Fund”), Lord Abbett Growth Leaders Fund (“Growth Leaders Fund”), Lord Abbett Health Care Fund (“Health Care Fund”), Lord Abbett International Equity Fund (“International Equity Fund”), and Lord Abbett International Value Fund (“International Value Fund”) (each, a “Fund”).

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.	With respect to Durable Growth Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.70% for each class other than Class F3 and R6. For the same time period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees and acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.69% for each of Class F3 and R6.

2.	With respect to Durable Growth Fund, Lord Abbett Distributor agrees for the same time period set forth in paragraph 15 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

3.	With respect to Focused Growth Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.80% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.76% for Class F3 and R6.

4.	With respect to Focused Growth Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 15 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

5.	With respect to Focused Large Cap Value Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.71% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.70% for Class F3 and R6.

6.	With respect to Focused Large Cap Value Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 15 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

7.	With respect to Focused Small Cap Value Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 1.03% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 1.00% for Class F3 and R6.

8.	With respect to Focused Small Cap Value Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 8 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

9.	With respect to Growth Leaders Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 15 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

10.	With respect to Health Care Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.78% for each class other than Class F3 and R6. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.71% for Class F3 and R6.

11.	With respect to Health Care Fund, Lord Abbett Distributor agrees for the time period set forth in paragraph 15 below to waive the Fund’s 0.10% Rule 12b-1 fee for Class F.

12.	With respect to International Equity Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.92% for Class A, C, P, R2, R3, R4, and R5 and to an annual rate of 0.86% for Class F and I. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.84% for Class F3 and R6.

13.	With respect to International Value Fund, Lord Abbett agrees for the time period set forth in paragraph 15 below to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding 12b-1 fees, acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.87% for Class A, C, R2, R3, R4, and R5 and to an annual rate of 0.82% for Class F and I. For the same period, Lord Abbett agrees to waive all or a portion of its management and administrative services fees and reimburse the Fund’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, interest-related expenses, taxes, expenses related to litigation and potential litigation, and extraordinary expenses, to an annual rate of 0.79% for Class F3 and R6.

14.	To limit each Fund’s total net annual operating expenses as specified above, Lord Abbett will waive the same amount of management and administrative services fees for each share class, but may reimburse different amounts of shareholder servicing expenses for each share class in its sole discretion.

15.	This Agreement will be effective from March 1, 2021 through February 28, 2022. This Agreement may be terminated only by the Board of Trustees of the Trust upon written notice to Lord Abbett.

[Signatures follow on next page]

IN WITNESS WHEREOF, Lord Abbett, Lord Abbett Distributor, and the Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, to become effective as of the day and year first above written.

LORD ABBETT SECURITIES TRUST

By:	/s/John T. Fitzgerald
John T. Fitzgerald
Vice President and Assistant Secretary

LORD, ABBETT & CO. LLC

By:	/s/Lawrence B. Stoller
Lawrence B. Stoller
Member and General Counsel

LORD ABBETT DISTRIBUTOR LLC
By:	LORD, ABBETT & CO. LLC

By:	/s/Lawrence B. Stoller
Lawrence B. Stoller
Member and General Counsel
-5-